UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2026

OLYMPIC STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-23320	34-1245650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Mill Creek Blvd. Suite 650, Highland Hills, OH	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 292-3800

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, without par value	ZEUS	The NASDAQ Stock Market, LLC.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced sale of Olympic Steel, Inc., an Ohio corporation (“Olympic” or the “Company”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 28, 2025 (the “Merger Agreement”), by and among the Company, Ryerson Holding Corporation, a Delaware corporation (“Ryerson”), and Crimson MS Corp., an Ohio corporation and a wholly owned subsidiary of Ryerson (“Merger Sub”), on February 13, 2026 (the “Closing Date”), Merger Sub merged with and into Olympic, with Olympic surviving the merger and becoming a wholly owned subsidiary of Ryerson (the “Merger”). As a result of the Merger, Olympic, along with its subsidiaries, became subsidiaries of Ryerson.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, on the Closing Date, the Company terminated the Third Amended and Restated Loan and Security Agreement, dated as of December 8, 2017 (as amended, the “Credit Agreement”), by and among the Company, the Lenders (as defined therein), Bank of America, N.A., as administrative agent, and the other parties thereto. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Agreement. Early termination of the Credit Agreement did not require payment of any early termination penalties.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, the parties completed the Merger. Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (“Olympic Common Stock”) issued and outstanding immediately prior to the Effective Time was canceled and converted into and thereafter represents the right to receive that number of validly issued, fully paid and non-assessable shares of common stock, $0.01 par value per share, of Ryerson (“Ryerson Common Stock”) equal to 1.7105 (the “Exchange Ratio”), rounded down to the nearest whole share and, if applicable, the cash amount to be paid in lieu of fractional shares (the “Merger Consideration”).

In addition, at the Effective Time:

•

Each time-based restricted stock unit relating to shares of Olympic Common Stock granted under the Olympic Steel, Inc. Amended and Restated 2007 Omnibus Incentive Plan (as amended through the date hereof, the “Olympic Steel Stock Plan”) and that was outstanding immediately prior to the Effective Time (each, an “Olympic Steel RSU”), other than the SERP RSUs (as described below), was assumed by Ryerson and converted into a restricted stock unit award relating to a number of whole shares of Ryerson Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Olympic Common Stock subject to such Olympic Steel RSU multiplied by (ii) the Exchange Ratio (each, an “Assumed RSU Award”) (subject to any right the holder may have to elect to receive cash instead, as set forth in the underlying agreement), and each such Assumed RSU Award will continue to have, and be subject to the same terms and conditions applicable to such Olympic Steel RSUs immediately prior to the Closing Date, except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Ryerson. If a holder of an Olympic Steel RSU elects to receive a cash settlement pursuant to the terms of an applicable Olympic Steel RSU award agreement, such cash payment will equal the product of (a) the number of shares of Ryerson Common Stock subject to the assumed and converted restricted stock unit award multiplied by (b) the closing price per share of Ryerson Common Stock on the Closing Date. Any such cash payments will be paid by Olympic (or one of its affiliates) through its regular payroll practices within 30 days following the Closing Date.

•

Each Olympic Steel RSU that was contributed to and used to fund a participant’s account balance in Olympic’s Supplemental Executive Retirement Plan (the “SERP”) was canceled and converted into a cash amount equal to (i) the product of (a) the number of shares of Olympic Common Stock subject to such Olympic Steel RSU, multiplied by (b) the Exchange Ratio, multiplied by (ii) the closing price per share of Ryerson Common Stock on the Closing Date (each, a “SERP RSU”). Effective as of the Closing Date, the converted cash amount will be credited to the participant’s SERP account, subject to the payment timing requirements and other terms of the SERP.

•

Each performance-based restricted stock unit relating to shares of Olympic Common Stock granted under the Olympic Steel Stock Plan prior to October 28, 2025 that was outstanding as of immediately prior to the Effective Time (each, an “Olympic Steel PSU”) was canceled and converted into the right to receive a cash payment equal to (i) the product of (a) the number of shares of Olympic Common Stock subject to such Olympic Steel PSU (assuming achievement at deemed target levels of performance), multiplied by (b) the Exchange Ratio, multiplied by (ii) the closing price per share of Ryerson Common Stock on the Closing Date, to be paid in cash (without interest) by Olympic (or one of its affiliates) through its regular payroll practices within 30 days following the Closing Date.

•

Each restricted stock award with respect to shares of Olympic Common Stock granted under the Olympic Steel Stock Plan, all of which were granted prior to October 28, 2025, (each, an “Olympic Steel RSA”) that was outstanding as of immediately prior to the Effective Time was accelerated and vested immediately prior to the Effective Time. At the Effective Time, each Olympic Steel RSA was canceled and converted into the right to receive the Merger Consideration.

•

Each phantom stock award (each, an “Olympic Steel Phantom Award”) granted under the Olympic Steel Stock Plan that was outstanding immediately prior to the Effective Time was assumed by Ryerson and converted into a phantom stock award with phantom units (rounded down to the nearest whole unit) representing a number of shares of Ryerson Common Stock equal to the product of (i) the number of phantom units subject to such Olympic Steel Phantom Award multiplied by (ii) the Exchange Ratio and otherwise remains subject to the same terms and conditions that applied immediately prior to the Effective Time, provided that (a) a portion of each Olympic Steel Phantom Award vested on a prorated basis based on the number of days completed in the applicable performance period through the Effective Time, and the vested portion will be paid in cash (without interest) within 30 days following the Closing Date in accordance with Olympic Steel’s (or one of its affiliates’) regular payroll practices, based on the per-share closing price of Ryerson Common Stock on the Closing Date, and (b) the portion of the Olympic Steel Phantom Award that did not vest at the Effective Time was assumed and remains outstanding and subject to the same terms and conditions that applied immediately prior to the Effective Time (including the requirement of continued service through the last day of the applicable performance period), except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Ryerson.

•

Each time-based long-term cash incentive award granted under the Olympic Steel C-Suite Long Term Incentive Plan (a sub-plan of the Olympic Steel Stock Plan) that was outstanding immediately prior to the Effective Time, was assumed by Ryerson or one of its subsidiaries (as designated by Ryerson) and remains subject to the same terms and conditions that applied immediately prior to the Effective Time (including any requirement for continued service), except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Ryerson.

•

Each performance-based long-term cash incentive award granted under the Olympic Steel C-Suite Long Term Incentive Plan prior to October 28, 2025 that was outstanding immediately prior to the Effective Time was canceled and converted into the right to receive a cash payment equal to the amount that would be owed under such performance-based cash award (assuming achievement of 100% of target performance for all outstanding performance-based cash awards) to be paid in cash (without interest) in accordance with Olympic Steel’s (or one of its affiliates’) regular payroll practices within 30 days following the Closing Date.

•

All other long-term cash awards granted under the Olympic Steel Stock Plan or otherwise, including any awards outstanding under the Metal-Fab Manager Long-Term Incentive Plan and the Metal-Fab Manager Retention Incentive Plan, were assumed by Ryerson or one of its subsidiaries (as designated by Ryerson) and remain outstanding and eligible to vest in accordance with, and subject to, their terms, including that (i) a portion of each such award vested on a prorated basis based on the number of days in the applicable performance period completed on the Closing Date and (ii) the portion that did not vest at the Effective Time continues to be outstanding and subject to the same terms and conditions that applied prior to the Effective Time (including continued service requirements through the last day of the applicable performance period), except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Ryerson. The vested portion of any such award will be paid in cash (without interest) within 30 days following the Closing Date in accordance with Olympic Steel’s (or one of its affiliates’) regular payroll practices.

As a result of the Merger, Ryerson issued approximately 19.5 million shares of Ryerson Common Stock to former holders of Olympic Common Stock. The shares of Olympic Common Stock, which previously traded under the symbol “ZEUS,” ceased trading on the NASDAQ Stock Market LLC (“Nasdaq”) as of the close of trading on the Closing Date and were delisted from Nasdaq as of the Closing Date.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified Nasdaq that the Merger had been consummated and requested that the trading of Olympic Common Stock on Nasdaq be suspended following the close of market on February 13, 2026 and that the listing of Olympic Common Stock on Nasdaq be withdrawn. In addition, the Company requested that Nasdaq file with the Securities and Exchange Commission (“the SEC”) a notification on Form 25 to report the delisting of Olympic Common Stock from Nasdaq and to deregister Olympic Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Merger, as of the Effective Time, a change in control of the Company occurred, and the Company became a direct, wholly owned subsidiary of Ryerson.

The information set forth in the Introductory Note, Item 2.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, each of Michael D. Siegal, Richard T. Marabito, Arthur F. Anton, Dirk A. Kempthorne, Peter J. Scott, Idalene F. Kesner, Vanessa L. Whiting, Richard P. Stovsky and David A. Wolfort ceased to be directors of the Company.

Additionally, and pursuant to the Merger Agreement, as of the Effective Time, Andrea C. Okun and Mark Silver, who were the directors of Merger Sub immediately prior to the consummation of the Merger, became the directors of the Company, as the surviving corporation.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the Company’s Amended and Restated Articles of Incorporation and Third Amended and Restated Code of Regulations were amended and restated in their entirety. Copies of the Company’s Second Amended and Restated Articles of Incorporation and Fourth Amended and Restated Code of Regulations are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 28, 2025, by and among Olympic Steel, Inc., Ryerson Holding Corporation, and Crimson MS Corp. (incorporated by reference to Exhibit 2.1 of Olympic’s Current Report on Form 8-K filed with the SEC on October 30, 2025).

3.1	Second Amended and Restated Articles of Incorporation of the Company, as amended and restated as of February 13, 2026.

3.2	Fourth Amended and Restated Code of Regulations of the Company, as amended and restated as of February 13, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

By:	/s/ Richard A. Manson
Name: Richard A. Manson
Title: Chief Financial Officer

Date: February 13, 2026